LIVE NATION ENTERTAINMENT REPORTS THIRD QUARTER 2020 RESULTS

Highlights
•	83% of Fans Keeping Tickets for Rescheduled Shows
•	$900 Million Cost Reduction Program Target in 2020
•	$1.5 Billion Cash Management Program Target in 2020

LOS ANGELES – November 5, 2020 – Live Nation Entertainment, Inc. (NYSE: LYV) today released financial results for the quarter ended September 30, 2020.

There have been no major changes in our business conditions or outlook over the past three months, and while we see signs of promise around the world as some live events return, most regions we operate in continue to have various restrictions on live events. For now, we continue to maintain a strong cash management discipline, while planning for the ramp up to resume live shows as soon as possible.

Enduring Demand for Live
We also continue to see strong fan demand across the board. Our sales and survey data tell us fan demand will be there when the time is right. Our refund rate on rescheduled shows remains consistently low, with 83% of fans globally keeping their tickets. Our recent global survey indicates that 95% of fans are planning to return to live music events when restrictions are lifted, the highest point of confidence since the start of the pandemic.

Festival on-sales for next year have been strong, with EDC Las Vegas 2021 sold out in less than 24 hours at a higher capacity than last year, and with ticket sales for Reading, Creamfields and Isle of Wight festivals in the UK all pacing ahead of last year at this time. And we are encouraged by the enthusiasm for the recent events and gatherings that have started to take place, including our first sold-out arena tour with 20,000 fans in New Zealand, where business is headed back to normal.

Leading the Return to Live
Meanwhile, we are working on our roadmap to get back to live safely. We are encouraged by progress on testing technology, treatments and vaccines, which helps us build our plans. We still expect shows at scale next summer, but recognize that the exact timeline of this return will vary by region, and so we continue to focus on remaining flexible.

In preparation, there are two areas we are focusing on:

On the technology front, Ticketmaster is creating the tools we will need to make sure live events can deliver a variety of safety precautions when returning and enhance the fan experience well into the future. We recently unveiled SmartEvent, which includes new products such as our social distancing seat mapping tool and timed entry technology that have been created to give venues the flexibility to plan how to manage everything from venue access to box office interactions. Existing products, including our SafeTix digital ticketing technology, can fulfill new needs, including being a key facilitator for contact tracing when required. And the ability to integrate third-party applications with our digital ticketing platform enables a range of customizable features from contactless concessions to testing and health questionnaire tracking.

On the concert front, Live Nation is developing a set of standards for executing shows at our venues. We are collaborating with health experts to create show guidelines that put in place procedures which can adapt to various situations, across all regions. From venue sanitation procedures to fan-friendly policies on ticket purchases and the latest testing options, we are setting standards that will give fans, crews and artists peace of mind before, during and after the show.

As we look ahead, it is clear that the path to live will not be a straight line. As such, we will maintain flexibility and focus on innovating during this time.

Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.

a

Additional Information on Liquidity
At the end of the third quarter, the company had total cash and cash equivalents of $2.6 billion, which includes $951 million of free cash. This free cash, along with $963 million of available debt capacity, provide the company with over $1.9 billion in available liquidity. The company believes this level of liquidity provides it with the ability to fund operations until the expected return of concerts at scale in the summer of 2021, preceded by ticket sales earlier in the year.

The company will webcast a teleconference today at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Contact:
Jackie Beato
(310) 867-7143
Investors: IR@livenation.com
Media: Media@livenation.com

FINANCIAL HIGHLIGHTS – 3rd QUARTER
(unaudited; $ in millions)

	Q3 2020 Reported	Q3 2019 Reported	Growth	Q3 2020 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$154.8	$3,173.8	(95%)	$151.9	(95%)
Ticketing	(19.8)	388.5	*	(20.2)	*
Sponsorship & Advertising	47.9	215.2	(78%)	46.2	(79%)
Other and Eliminations	1.1	(3.8)	*	1.1	*
	$184.0	$3,773.7	(95%)	$179.0	(95%)

Operating Income (Loss)
Concerts	$(281.6)	$111.4	*	$(281.0)	*
Ticketing	(197.4)	64.2	*	(195.9)	*
Sponsorship & Advertising	13.8	133.2	(90%)	12.3	(91%)
Other and Eliminations	(4.8)	(0.1)	*	(4.8)	*
Corporate	(34.4)	(48.7)	29%	(34.4)	29%
	$(504.4)	$260.0	*	$(503.8)	*

Adjusted Operating Income (Loss)
Concerts	$(173.4)	$194.5	*	$(172.7)	*
Ticketing	(141.9)	127.3	*	(141.0)	*
Sponsorship & Advertising	22.9	145.3	(84%)	21.4	(85%)
Other and Eliminations	(5.1)	(1.8)	*	(5.1)	*
Corporate	(21.7)	(38.2)	43%	(21.7)	43%
	$(319.2)	$427.1	*	$(319.1)	*

* percentages are not meaningful

FINANCIAL HIGHLIGHTS – 9 MONTHS
(unaudited; $ in millions)

	9 Months 2020 Reported	9 Months 2019 Reported	Growth	9 Months 2020 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$1,290.0	$7,131.5	(82%)	$1,304.9	(82%)
Ticketing	177.4	1,096.9	(84%)	177.9	(84%)
Sponsorship & Advertising	156.6	441.9	(65%)	156.6	(65%)
Other and Eliminations	(0.2)	(11.8)	98%	(0.2)	98%
	$1,623.8	$8,658.5	(81%)	$1,639.2	(81%)

Operating Income (Loss)
Concerts	$(722.6)	$112.9	*	$(726.6)	*
Ticketing	(480.5)	170.9	*	(482.0)	*
Sponsorship & Advertising	40.8	256.8	(84%)	40.5	(84%)
Other and Eliminations	(13.0)	(0.4)	*	(13.0)	*
Corporate	(89.9)	(132.5)	32%	(89.9)	32%
	$(1,265.2)	$407.7	*	$(1,271.0)	*

Adjusted Operating Income (Loss)
Concerts	$(472.3)	$332.7	*	$(475.1)	*
Ticketing	(300.8)	351.6	*	(302.0)	*
Sponsorship & Advertising	67.7	283.6	(76%)	67.4	(76%)
Other and Eliminations	(11.7)	(4.6)	*	(11.7)	*
Corporate	(54.5)	(101.5)	46%	(54.5)	46%
	$(771.6)	$861.8	*	$(775.9)	*

* percentages are not meaningful

•As of September 30, 2020, total cash and cash equivalents were $2.6 billion, which includes $614 million in ticketing client cash and $951 million in free cash.
•Event-related deferred revenue was $1.4 billion as of September 30, 2020, compared to $952 million as of September 30, 2019. In addition, we had long-term deferred revenue of $103 million for events that have been rescheduled more than one year out as of September 30, 2020.
•For the nine months ended September 30, 2020, net cash used in operating activities was $(957) million and free cash flow — adjusted was $(924) million.
•We currently expect capital expenditures for the full year to be approximately $210 million.

KEY OPERATING METRICS

	Q3 2020	Q3 2019	9 Months 2020	9 Months 2019
	(in thousands except estimated events)
Concerts (1)
Events:
North America	226	7,249	5,009	20,137
International	141	1,879	2,571	7,450
Total estimated events	367	9,128	7,580	27,587
Fans:
North America	208	22,777	5,945	47,587
International	61	8,843	4,779	25,979
Total estimated fans	269	31,620	10,724	73,566
Ticketing (2)
Fee-bearing tickets	1,323	55,348	28,801	158,558
Non-fee-bearing tickets	8,392	61,664	70,031	182,529
Total estimated tickets	9,715	117,012	98,832	341,087

(1)Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.
(2)The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This metric includes primary tickets sold during the period regardless of event timing, except for our own events where our concert promoters control ticketing which are reported when the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our “do it yourself” platform. These ticketing metrics are net of any refunds requested and any cancellations that occurred during the period and up to the time of reporting of our financial statements. Fee-bearing tickets include refunds of 5.2 million and 23.3 million for the three and nine months ended September 30, 2020, respectively.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by (Used in) Operating Activities

($ in millions)	Q3 2020	Q3 2019
Net cash used in operating activities	$(566.5)	$(260.4)
Less: Changes in operating assets and liabilities (working capital)	223.9	624.2
Free cash flow from earnings	$(342.6)	$363.8
Less: Maintenance capital expenditures	(10.3)	(46.0)
Distributions to noncontrolling interests	(5.2)	(9.8)
Free cash flow — adjusted	$(358.1)	$308.0

Net cash used in investing activities	$(33.9)	$(121.7)

Net cash used in financing activities	$(100.5)	$(41.7)

($ in millions)	9 Months 2020	9 Months 2019
Net cash provided by (used in) operating activities	$(956.9)	$32.9
Less: Changes in operating assets and liabilities (working capital)	120.9	676.4
Free cash flow from earnings	$(836.0)	$709.3
Less: Maintenance capital expenditures	(56.0)	(105.4)
Distributions to noncontrolling interests	(31.5)	(73.2)
Free cash flow — adjusted	$(923.5)	$530.7

Net cash used in investing activities	$(224.5)	$(403.4)

Net cash provided by (used in) financing activities	$1,361.6	$(139.6)

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	September 30, 2020
Cash and cash equivalents	$2,625.1
Client cash	(614.4)
Deferred revenue — event-related	(1,361.6)
Accrued artist fees	(25.1)
Collections on behalf of others	(48.1)
Prepaid expenses — event-related	375.0
Free cash	$950.9

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the company’s expectation that shows at scale will be held in the summer of 2021; future fan demand for live events; the company’s ability to create ticketing technology tools and to develop a set of standards for executing shows at its venues in order to make sure live events can deliver a variety of safety precautions when returning; the company’s cost reduction program and cash management program targets for 2020; the company’s belief that its current level of liquidity provides it with the ability to fund operations until the expected return of concerts at scale in the summer of 2021, preceded by ticket sales earlier in the year; the company’s current expectations for capital expenditures for 2020; the company’s current forecast of approximately $74 million in additional fan refunds for shows currently in the process of rescheduling, or that are rescheduled but not yet offering refunds; and the company’s current forecast that event-related deferred revenue at the end of 2020, prior to additional ticket sales and based on the company’s projected refund rates, will be approximately $1.4 billion. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain stock-based compensation expense, loss (gain) on disposal of operating assets, depreciation and amortization (including goodwill impairment), amortization of non-recoupable ticketing contract advances and acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation). We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Operating income (loss)	Stock-based compensation expense	Loss (gain) on disposal of operating assets	Depreciation and amortization	Amortization of non-recoupable ticketing contract advances	Acquisition expenses	Adjusted operating income (loss) reported	Foreign exchange impact	Adjusted operating income (loss) constant currency

	Three Months Ended September 30, 2020

Concerts	$(281.6)	$39.6	$0.2	$65.8	$—	$2.6	$(173.4)	$0.7	$(172.7)
Ticketing	(197.4)	5.4	—	42.6	9.2	(1.7)	(141.9)	0.9	(141.0)
Sponsorship & Advertising	13.8	2.5	—	6.6	—	—	22.9	(1.5)	21.4
Other & Eliminations	(4.8)	—	—	2.2	(2.5)	—	(5.1)	—	(5.1)
Corporate	(34.4)	9.2	—	2.7	—	0.8	(21.7)	—	(21.7)
Total Live Nation	$(504.4)	$56.7	$0.2	$119.9	$6.7	$1.7	$(319.2)	$0.1	$(319.1)

	Three Months Ended September 30, 2019

Concerts	$111.4	$3.2	$(0.3)	$71.2	$—	$9.0	$194.5	$—	$194.5
Ticketing	64.2	1.6	—	39.6	21.8	0.1	127.3	—	127.3
Sponsorship & Advertising	133.2	0.7	—	11.3	—	0.1	145.3	—	145.3
Other & Eliminations	(0.1)	—	—	0.1	(1.9)	0.1	(1.8)	—	(1.8)
Corporate	(48.7)	6.5	—	4.0	—	—	(38.2)	—	(38.2)
Total Live Nation	$260.0	$12.0	$(0.3)	$126.2	$19.9	$9.3	$427.1	$—	$427.1

	Nine Months Ended September 30, 2020

Concerts	$(722.6)	$66.4	$0.9	$202.3	$—	$(19.3)	$(472.3)	$(2.8)	$(475.1)
Ticketing	(480.5)	11.2	—	125.1	44.1	(0.7)	(300.8)	(1.2)	(302.0)
Sponsorship & Advertising	40.8	5.2	—	21.8	—	—	67.7	(0.3)	67.4
Other & Eliminations	(13.0)	—	—	6.6	(5.3)	—	(11.7)	—	(11.7)
Corporate	(89.9)	24.2	—	9.0	—	2.2	(54.5)	—	(54.5)
Total Live Nation	$(1,265.2)	$107.0	$0.9	$364.8	$38.8	$(17.8)	$(771.6)	$(4.3)	$(775.9)

	Nine Months Ended September 30, 2019

Concerts	$112.9	$9.8	$(0.7)	$176.9	$—	$33.8	$332.7	$—	$332.7
Ticketing	170.9	4.7	0.1	116.5	58.7	0.7	351.6	—	351.6
Sponsorship & Advertising	256.8	2.0	—	24.8	—	—	283.6	—	283.6
Other & Eliminations	(0.4)	—	—	0.4	(4.6)	—	(4.6)	—	(4.6)
Corporate	(132.5)	20.4	—	10.6	—	—	(101.5)	—	(101.5)
Total Live Nation	$407.7	$36.9	$(0.6)	$329.2	$54.1	$34.5	$861.8	$—	$861.8

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2020	December 31, 2019
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$2,625,082	$2,470,362
Accounts receivable, less allowance of $80,564 and $50,516, respectively	564,873	994,606
Prepaid expenses	605,167	667,044
Restricted cash	8,409	3,880
Other current assets	56,326	57,007
Total current assets	3,859,857	4,192,899
Property, plant and equipment, net	1,106,688	1,117,932
Operating lease assets	1,461,442	1,402,019
Intangible assets
Definite-lived intangible assets, net	895,086	870,141
Indefinite-lived intangible assets	368,884	368,954
Goodwill	2,051,903	1,998,498
Long-term advances	730,898	593,699
Other long-term assets	410,673	431,473
Total assets	$10,885,431	$10,975,615
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$686,105	$1,005,888
Accounts payable	88,869	100,237
Accrued expenses	960,011	1,391,486
Deferred revenue	1,631,715	1,391,032
Current portion of long-term debt, net	50,789	37,795
Current portion of operating lease liabilities	115,736	121,950
Other current liabilities	49,652	59,211
Total current liabilities	3,582,877	4,107,599
Long-term debt, net	4,849,274	3,271,262
Long-term operating lease liabilities	1,467,105	1,374,481
Long-term deferred income taxes	177,893	178,173
Other long-term liabilities	274,271	130,648
Commitments and contingent liabilities
Redeemable noncontrolling interests	286,987	449,498
Stockholders' equity
Common stock	2,138	2,113
Additional paid-in capital	2,361,015	2,245,619
Accumulated deficit	(2,233,501)	(949,334)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive loss	(222,217)	(145,713)
Total Live Nation stockholders' equity	(99,430)	1,145,820
Noncontrolling interests	346,454	318,134
Total equity	247,024	1,463,954
Total liabilities and equity	$10,885,431	$10,975,615

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands, except share and per share data)
Revenue	$184,018	$3,773,684	$1,623,795	$8,658,521
Operating expenses:
Direct operating expenses	130,749	2,800,429	1,199,126	6,279,447
Selling, general and administrative expenses	405,934	542,547	1,243,307	1,520,910
Depreciation and amortization	119,938	126,306	364,785	329,044
Loss (gain) on disposal of operating assets	208	(305)	897	(553)
Corporate expenses	31,630	44,666	80,858	121,909
Operating income (loss)	(504,441)	260,041	(1,265,178)	407,764
Interest expense	66,093	36,587	162,781	109,894
Interest income	(2,810)	(5,863)	(9,712)	(12,229)
Equity in losses (earnings) of nonconsolidated affiliates	2,615	2,681	6,656	(6,291)
Other expense (income), net	(10,977)	5,384	(11,522)	1,551
Income (loss) before income taxes	(559,362)	221,252	(1,413,381)	314,839
Income tax expense (benefit)	(16,904)	27,280	(49,417)	59,988
Net income (loss)	(542,458)	193,972	(1,363,964)	254,851
Net income (loss) attributable to noncontrolling interests	(13,556)	15,047	(82,761)	25,015
Net income (loss) attributable to common stockholders of Live Nation	$(528,902)	$178,925	$(1,281,203)	$229,836

Basic net income (loss) per common share available to common stockholders of Live Nation	$(2.45)	$0.74	$(6.08)	$0.86
Diluted net income (loss) per common share available to common stockholders of Live Nation	$(2.45)	$0.71	$(6.08)	$0.83

Weighted average common shares outstanding:
Basic	212,593,719	210,621,971	211,781,620	209,849,058
Diluted	212,593,719	218,957,376	211,781,620	218,485,494

Reconciliation to net income (loss) available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$(528,902)	$178,925	$(1,281,203)	$229,836
Accretion of redeemable noncontrolling interests	6,990	(23,580)	(5,955)	(49,407)
Net income (loss) available to common stockholders of Live Nation—basic	(521,912)	155,345	(1,287,158)	180,429
Convertible debt interest, net of tax	—	—	—	265
Net income (loss) available to common stockholders of Live Nation—diluted	$(521,912)	$155,345	$(1,287,158)	$180,694

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2020	2019
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,363,964)	$254,851
Reconciling items:
Depreciation	184,391	163,004
Amortization	180,394	166,040
Amortization of non-recoupable ticketing contract advances	38,833	54,120
Deferred income tax benefit	(22,615)	(1,008)
Amortization of debt issuance costs and discounts	24,201	16,300
Non-cash compensation expense	106,965	36,924
Unrealized changes in fair value of contingent consideration	(25,745)	7,372
Equity in losses of nonconsolidated affiliates, net of distributions	8,266	6,526
Provision for uncollectible accounts receivable	48,413	14,413
Other, net	(15,160)	(9,177)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	406,202	(392,065)
Decrease (increase) in prepaid expenses and other assets	1,793	(257,268)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(1,213,409)	135,672
Increase (decrease) in deferred revenue	684,532	(162,782)
Net cash provided by (used in) operating activities	(956,903)	32,922
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(12,232)	(24,110)
Collections of notes receivable	13,838	10,142
Investments made in nonconsolidated affiliates	(9,728)	(34,742)
Purchases of property, plant and equipment	(187,036)	(225,822)
Cash paid for acquisitions, net of cash acquired	(37,283)	(108,075)
Purchases of intangible assets	(3,903)	(22,953)
Other, net	11,812	2,203
Net cash used in investing activities	(224,532)	(403,357)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	1,608,462	604
Payments on long-term debt	(24,202)	(30,491)
Contributions from noncontrolling interests	2,568	13,124
Distributions to noncontrolling interests	(31,473)	(73,182)
Purchases and sales of noncontrolling interests, net	(106,971)	(29,005)
Proceeds from exercise of stock options	18,092	13,240
Taxes paid for net share settlement of equity awards	(42,818)	(10,578)
Payments for deferred and contingent consideration	(62,035)	(23,322)
Other, net	13	—
Net cash provided by (used in) financing activities	1,361,636	(139,610)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(20,952)	(59,364)
Net increase (decrease) in cash, cash equivalents, and restricted cash	159,249	(569,409)
Cash, cash equivalents and restricted cash at beginning of period	2,474,242	2,378,203
Cash, cash equivalents and restricted cash at end of period	$2,633,491	$1,808,794

THIRD QUARTER 2020
Supplemental Information

Free Cash & Cash Used in the Quarter
Changes to the company’s free cash balance from the end of the second quarter of 2020 to the end of the third quarter were as follows:

(in millions)
Free cash balance at 6/30/2020	$1,772
Timing impacts to free cash from change in LT deferred revenue, LT prepaid expenses, and accrued ticket refunds	(333)
Ticketmaster impact for the company’s portion of service fees refunded to fans during the quarter	(48)
Operational fixed costs	(387)
Non-operational cash uses, including capital expenditures, acquisition activity, net advances and interest payments	(176)
Inflows from cash management programs	123
Free cash balance at 9/30/2020	$951

As indicated in Q2, the timing benefits to free cash totaling approximately $415 million from that quarter have largely reversed in the third quarter.

Ticket Refunds
The global refund rate for the company’s concerts that are rescheduled and are in or have gone through a refund window is 17% through the end of the third quarter of 2020. Festivals have generally canceled this year’s event, but for festivals where fans can retain their tickets for next year’s show, approximately 63% of fans are keeping their tickets.

Across both concerts and festivals, since March the company has refunded $282 million for rescheduled Live Nation shows and $698 million for canceled Live Nation shows. Of this $980 million total, $350 million was from funds held by third-party venues and $630 million was from Live Nation-held funds.

The company still has some shows in the process of rescheduling, or that are rescheduled but not yet offering refunds; if the same fan behavior and mix as noted above is applied on these events, the company currently forecasts approximately $74 million in additional fan refunds from Live Nation-held funds. Given this estimate, the company has reclassified these funds from deferred revenue to accrued ticket refunds as of the third quarter of 2020.

Event-Related Deferred Revenue
The company’s deferred revenue for events over the next 12 months was $1,362 million as of September 30, 2020 as compared to $941 million as of June 30, 2020, an increase of $421 million. This increase was largely due to events scheduled for Q3 2021 shifting from long-term to current deferred revenue.

(in millions)
Current Deferred Revenue as of 6/30/2020	$941
Shift from long-term deferred revenue to current deferred revenue	383
Adjustment to estimated additional future refunds from Live Nation-held cash	(61)
Ticket sales in the third quarter of 2020	97
Other / Net	2
Current Deferred Revenue as of 9/30/2020	$1,362

In addition, the company had approximately $103 million of long-term event-related deferred revenue at the end of the third quarter of 2020.

The company currently forecasts that event-related deferred revenue at the end of 2020, prior to additional ticket sales and based on the company’s projected refund rates, will be approximately $1.4 billion.